Exhibit 99.(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement on Form N-14 of our report dated December 18, 2024, relating to the financial statements and financial highlights of Calamos Evolving World Growth Fund, Calamos Total Return Bond Fund, Calamos Global Equity Fund, Calamos Global Opportunities Fund, Calamos Growth Fund, Calamos Convertible Fund, Calamos Growth & Income Fund, Calamos International Growth Fund, Calamos Select Fund, Calamos High Income Opportunities Fund, Calamos Dividend Growth Fund, Calamos Global Convertible Fund, Calamos Hedged Equity Fund, Calamos Phineus Long/Short Fund, Calamos Market Neutral Fund, Calamos Short-Term Bond Fund, Calamos Timpani SMID Growth Fund, Calamos Timpani Small Cap Growth Fund, Calamos International Small Cap Growth Fund, and Calamos Merger Arbitrage Fund appearing in Form N-CSR of the Calamos Investment Trust for the year ended October 31, 2024, and to the references to us under the headings “Financial Statements,” “Financial Highlights,” and “Exhibit A” in the Prospectus/Information Statement, which are part of such Registration Statement.

May 28, 2025